Exhibit 2.4

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FOR FISHER WALLACE LABORATORIES, INC., a Delaware corporation

The undersigned, Kelly Roman, hereby certifies as follows:

1.            He is the Chief Executive Officer of Fisher Wallace Laboratories, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation'').

2.            The first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation, as previously amended, is hereby deleted and replaced with the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 9,450,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 933,727 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

3.            The first sentence of the first paragraph of Section B of Article Fourth, of the Amended and Restated Certificate of Incorporation, as previously amended, is hereby amended to replace “913,809” with “933,727”.

4.            Section B.1 of Article Fourth of the Amended the Amended and Restated Certificate of Incorporation, as previously amended, is hereby amended to change the Series Seed Original Issue Price from “$2.7358 per share” to $2.6774 per share”.

5.            Section 4.1.1 of Article Fourth of the Amended the Amended and Restated Certificate of Incorporation, as previously amended, is hereby amended to change the Series Seed Conversion Price from “$2.7358 per share” to $2.6774 per share”.

6.            The amendment set forth herein shall become effective immediately upon the filing of this Certificate of Amendment.

7.            The amendment set forth herein has been duly approved and adopted by the Board of Directors of this corporation.

8.            The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute was voted in favor of the amendment.

9.            Such amendment was duly adopted in accordance with the provisions of Section 243 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Fisher Wallace Laboratories, Inc, has caused this certificate to be signed by Kelly Roman, its Chief Executive Officer, this 4th day of January, 2023.

By:	/s/ Kelly Roman
Kelly Roman, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:23 PM 02/14/2023
FILED 02:23 PM 02/14/2023
SR 20220510047 - File number 7574858

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Fisher Wallace Laboratories, Inc.                         , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Fisher Wallace Laboratories, Inc.

2.	That a Certificate of Amendment to Amended & Restated Certificate of Incorporation

(Title of Certificate Being Corrected)

was filed by the Secretary of State of Delaware on         January 5, 2023                      and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific)

Article 2 inaccurately states the authorized number of shares of common stock. Article 5 has an incorrect section reference.

4.	Articles 2 & 5 of the Certificate are corrected to read as follows:

2.	The first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation, as previously amended, is hereby deleted and replaced with the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 11,100,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 933,727 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

5.	“Section B.4.1.1 of Article Fourth of the Amended the Amended and Restated Certificate of Incorporation, as previously amended, is hereby amended to change the Series Seed Conversion Price from “$2.7358 per share” to $2.6774 per share”.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 13th             day of January                    , A.D. 2023 .

By:	/s/ Kelly Roman
Authorized Officer
Name:	Kelly Roman
Print or Type
Title:	CEO